UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – March 31, 2008

ENERGY FUTURE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 31, 2008, Energy Future Holdings Corp., formerly TXU Corp. (the “Company”), issued a press release announcing its financial results for the year ended December 31, 2007 and, on April 1, 2008, the Company distributed a supplemental slide presentation entitled “10-K Investor Call”. The press release is furnished herewith as Exhibit 99.1 and the slide presentation is furnished herewith as Exhibit 99.2.

Within the press release and the slide presentation furnished herewith, the Company makes reference to certain financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, the Company makes reference to (i) operational net income and (ii) adjusted EBITDA, each a non-GAAP financial measure. Operational net income is generally defined as net income, which is a GAAP measure, adjusted for special items and income or losses that are not reflective of continuing operations. With respect to the period covered, the Company believes that operational net income represents an important internal measure of performance and is providing such non-GAAP financial measure with the belief that it will assist the investment community in properly assessing the underlying performance of the Company on a year-over-year basis. This is the last reporting period that the Company intends to disclose operational net income as its future disclosures are expected to focus in GAAP measures and adjusted EBITDA. Adjusted EBITDA is generally defined as EBITDA (i.e. earnings from continuing operations before interest, taxes, depreciation and amortization), a non-GAAP financial measure, adjusted to exclude non-cash items, unusual items and other adjustments allowable under the Company’s senior notes bond indenture. The Company provides adjusted EBITDA in the press release and slide presentation solely because of the important role that adjusted EBITDA plays in certain covenants contained in the Company’s senior notes bond indenture. The Company does not intend for adjusted EBITDA (or EBITDA) to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with GAAP. Because not all companies use identical calculations, the Company’s presentation of operational net income and adjusted EBITDA (and EBITDA) may not be comparable to similarly titled measures of other companies.

Wit respect to the non-GAAP financial measures presented in the press release and slide presentation, the Company has complied with the provisions of the rules of Regulation G and Item 2.02 of Form 8-K under the Securities Exchange Act of 1934, including providing a reconciliation of each non-GAAP financial measure discussed above to the most directly comparable GAAP measure. Such reconciliations are included in the press release and the slide presentation.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

ExhibitNo.	Description

99.1	Press release issued by the Company on March 31, 2008.

99.2	Slide presentation distributed by the Company on April 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: March 31, 2008

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